AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 12th day of June, 2012 to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Transfer Agent Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust"), on behalf of its separate series listed on Exhibit E and E-1 attached hereto (as amended from time to time)  and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Tactical Shares Dynamic Allocation Fund and its fees; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit E, the funds and fees of the Capital Advisors Growth Fund, is hereby superseded and replaced with Exhibit E attached hereto.

Exhibit E-1, the Tactical Shares Dynamic Allocation Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Capital Advisors 6/2012

Exhibit E to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series
Capital Advisors Growth Fund

(fees are listed on the following page)

Capital Advisors 6/2012

Exhibit E (continued) to the

TRANSFER AGENT & SHAREHOLDER SERVICES FEE SCHEDULE EFFECTIVE: 3/22/2006 – Capital Advisors Growth Fund

Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
   w Equity Fund  - $___ /account
   w Fixed Income Fund - $___ /account
Annual Minimum –
   w $___ per fund

Activity Charges
   w Telephone Calls - $___ /minute
   w 401(k) Daily Valuation Trades - $___ /trade
   w Omnibus Account Transactions
      w $___ each – first 100 transactions
      w $___ each – next 400 transactions
      w $___ each – next 1,500 transactions
      w $___ each – next 3,000 transactions
      w $___ each – balance of transactions
   w E-mail Services
       $___ /month administration
       $___ /e-mail received
   w Draft Check Processing - $___ /draft
   w Daily Valuation Trades - $___ /trade
   w Lost Shareholder Search - $___ /search
   w ACH/EFT Shareholder Services:
       $___ /month/fund group
       $___ /ACH item, setup, change
       $___ /correction, reversal

Anti-Money Laundering
   w AML Base Fee - $___/year
       New Domestic Account - $___ each
       New Foreign Account - $___ each
       Shareholder Verifications - $___ each

Out-of-pocket Costs - Including but not limited to:
   w Telephone toll-free lines, call transfers, etc.
   w Mailing, sorting and postage
   w Stationery, envelopes
   w Programming, special reports
   w Insurance, record retention, microfilm/fiche
   w Proxies, proxy services
   w ACH fees, NSCC charges
   w Disaster recovery – $___ per open account
   w All other out-of-pocket expenses

Fees are billed monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
   w $___ /qualified plan acct (Cap at $___/SSN)
   w $___ /Coverdell ESA acct (Cap at $___/SSN)
   w $___ /transfer to successor trustee
   w $___ /participant distribution (Excluding SWPs)
   w $___ /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
   w $___ /outgoing wire transfer
   w $___ /overnight delivery
   w $___ /telephone exchange
   w $___ /return check or ACH
   w $___ /stop payment
   w $ ___ /research request (Cap at $___/request)
    (For requested items of the second calendar year [or previous] to the request)

Technology Charges
 1. Fund Group Setup (first cusip) - $___ /fund group

 2. Fund Setup - $___ /cusip (beyond first cusip)

 3. NSCC Service Interface – All NSCC Services
   w Setup - $___ /fund group
   w Annual - $___ /cusip/year

 4. Telecommunications and Voice Services
   w Voice Response Calls - $___ /call
   w Asset Allocation Services - $___ /account group/year (4 reallocations)

 5. 12b-1 Aging - $___ /account/year

 6. Average Cost - $___ /account/year

 7. Development/Programming - $___ /hour

 8. Excessive Trader - $___ setup/fund group of 1-5 funds, $___ setup/fund group of over 5 funds, $___ /account/year

 9. File Transmissions – subject to requirements

10. Selects - $___ per select

11. ReportSource - $___ /month – Web reporting

12. Short-Term Trader*
   w 90 days or less - $___ /open account
   w 91-180 days - $___ /open account
   w 181-270 days - $___ /open account
   w 271 days – 1 year - $___ /open account
   w 1 year – 2 years - $___ /open account

13. Extraordinary services – charged as incurred
   w Conversion of Records (if necessary) – Estimate to be provided.
   w Custom processing, re-processing
   w All other extraordinary services

Advisor signature is not required for the Capital Advisors Growth Fund at June 12, 2012 as the transfer agent fees are not changing.

Capital Advisors 6/2012

Exhibit E-1 to the
Advisors Series Trust Transfer Agency Agreement

Name of Series
Tactical Shares Dynamic Allocation Fund

Multiple Series Trust TRANSFER AGENT, SHAREHOLDER & ACCOUNT SERVICES FEE SCHEDULE at June, 2012

Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP	$___ /year
▪ NSCC Level 3 Accounts	$___ /open account
▪ No-Load Fund Accounts	$___ /open account
▪ Load Fund Accounts	$___ /open account
▪ Closed Accounts	$___ /closed account

Services Included in Annual Base Fee Per CUSIP
▪ DST NSCC Charge

Activity Charges
▪ Manual Shareholder Transaction & Correspondence	$___ /event
▪ Omnibus Account Transaction	$___ /transaction
▪ Telephone Calls	$___ /minute
▪ Voice Response Calls	$___ /call
▪ Daily Valuation/Manual 401k Trade	$___ /trade

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, outbound calling & marketing campaigns, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Same Day Cash Management, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Capital Advisors 6/2012

Exhibit E-1 (continued) to the TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at June, 2012

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
      − Implementation - $___ /fund group – includes up to 25 hours of technical/BSA support
      − Annual Base Fee - $___ /year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
      − Implementation - $___ /fund group – includes up to 10 hours of technical/BSA support
      − Annual Base Fee - $___ /year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $___ /hour
▪ Activity (Session) Fees:
      − Inquiry - $___ /event
      − Account Maintenance - $___ /event
      − Transaction – financial transactions, reorder statements, etc. - $___ /event
      − New Account Setup - $___ /event (Not available with FAN Web Select)
▪ Strong Authentication:
      − $___ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪ Initial Implementation Site Setup Fee - $___
▪ Monthly Base Fee - $___
▪ Transaction Fees:
      - Inquiry - $___ /event
      - Maintenance - $___ /event
      - Transaction - $___ /event
      - New Account Establishment Setup - $___ /event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $___ /year
▪ Per Record Charge
      − Rep/Branch/ID - $___
      − Dealer - $___
▪ Price Files - $___ /record or $___ /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
      − Inquiry - $___ /event
      − Per broker ID - $___ /month per ID
▪ Transaction Processing
      − Implementation - $___ /management company
      − Transaction – purchase, redeem, exchange, literature order - $___ /event
      − New Account Setup – $___ /event
      − Monthly Minimum Charge - $___ /month

Capital Advisors 6/2012

Exhibit E-1 (continued) to the TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at June, 2012

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
      − Develop eBusiness Solutions Software - $___ /fund group
      − Code Print Software - $___ /fund group
▪ Load charges
      − $___ /image
▪ Archive charge (for any image stored beyond 2 years)
      − $___ /document

*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Report Source
      -  Setup: $___ (Includes access to Fund Source)
      -  Service: $___ /user per month
▪ BDS – Statement Storage & Retrieval
      -  Setup: $___/user
      -  Service: $___ /user per month
▪ Ad Hoc/ PowerSelect File Development
     - Setup: $___ /request (Includes up to 2 hours of programming. If beyond, additional time will be $___ / hour consultation and development.)
     - Service: $___ /file per month
▪ Custom Electronic File Exchange (DDS delivery of standard TIP files)
     - $___ one time setup fee
     - $___ /file per month maintenance fee
▪ Mail File (DDS mailbox in which clients can pull information): $___ /file setup
▪ TIP File Setup
      - Setup & Delivery of Standard TIP Files: $___ /request (Unlimited files per request)
      - Custom TIP File Development: $___ /request (Includes up to 2 hours of programming. If beyond, additional time will be $___ /hour consultation and development.)

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $___ /year per workstation for TA2000 AWD access
▪ Data communications setup and monthly charges based upon location and bandwidth
▪ Training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪ $___ /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
      - Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
      - Conversion programming
      - Customized service development
      - Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
      - All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Capital Advisors 6/2012

Exhibit E-1 (continued) to the TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2012

Transfer Agent Training Services
▪ On-site at USBFS - $___ /day
▪ At Client Location - $___ /day plus travel and out-of-pocket expenses if required

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪ 90 days or less: $___ /open account
▪ 91-180 days: $___ /open account
▪ 181-270 days: $___ /open account
▪ 271 days – 1 year: $___ /open account
▪ 1 year – 2 years: $___ /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪ $___ /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $___ setup /fund group of 1-5 funds, $___ setup /fund group of over 5 funds
▪ $___ /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $1.50 per open account per year.

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪ $___ setup /fund group
▪ $___ /month administration
▪ $___ /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $___ /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $___ /fund group
▪ Annual Fee - $___ /open and closed account

Literature Fulfillment Services*
▪ Account Management
      − $250 /month (account management, lead reporting and database administration)
▪ Inbound Teleservicing Only
      − Account Management - $___ /month
      − Call Servicing - $___ /minute
▪ Lead Conversion Reporting (Closed Loop)
      − Account Management- $___ /month
      − Database Installation, Setup -$___ /fund group
▪ Out-of-Pocket Expenses
      − Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪ $___ /monthly report

Capital Advisors 6/2012

Exhibit E-1 (continued) to the TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2012

FAF Money Market Fund Service Organizations
▪ $___ /money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $___ /qualified plan account or Coverdell ESA account (Cap at $___ /SSN)
▪ $___ /transfer to successor trustee
▪ $___ /participant distribution (Excluding SWPs)
▪ $___ /refund of excess contribution
▪ $___ /reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $___ /outgoing wire transfer or overnight delivery
▪ $___ /telephone exchange
▪ $___ /return check or ACH or stop payment
▪ $___ /research request per account (Cap at $___ /request) (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $___ setup/fund group
▪ $___ /certificate transaction

Same Day Cash Management
▪ Setup: $___ (Access via Internet VPN)
▪ Service: $___ /user per month

Real Time Cash Flow
▪ Implementation (one time charge) & Recurring Charges (monthly)
      - 5 Users – $___
      - 10 Users – $___
      - 20 Users – $___
      - 30 Users – $___
      - 40 Users – $___
      - 50 Users – $___
▪ Training
      - WebEx - $___ /user
      - On Site at USBFS - $___ /day
      - At Client Location - $___ /day plus travel and out-of-pocket expenses if required
▪ Real Time Data Feeds
      - Implementation (per feed) - $___ /hour (8 hour estimate)
Recurring (per feed) - $___ /month

CUSIP Setup
▪ Subsequent CUSIP Setup - $___ /CUSIP
▪ Expedited CUSIP Setup - $___ /CUSIP (Less than 35 days)

Capital Advisors 6/2012

Exhibit E-1 (continued) to the Transfer Agent and Shareholder Services MARS SALES REPORTING & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2012

System Implementation Cost
▪ $___ - MARS Base 22c-2 Compliance Only Module
▪ $___ - MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes TA2000 data. Additional NSCC transaction charges or other potential intermediary charges are not included.)

Products & Services (Monthly fee)
▪ $___ – MARS Sales Reporting (includes 5 users)
▪ $___ – MARS Compliance Reporting (includes 5 users)
▪ $___ – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)

Additional System Setup & Implementation Costs (One-time fee)
▪ $___ – Handheld Server Setup
▪ $___ – RIA Feed Setup
▪ $___ – CFG Fulfillment Setup
▪ $___ – Google Maps Integration Setup
▪ $___ – Coates Analytics Integration Setup
▪ $___ – Standard Interface Setup (cost per interface)
▪ $___ – Custom Data Interface Setup (cost per interface)

Additional Licenses (Monthly fee per user)
▪ $___ – CRM User
▪ $___ – Compliance User
▪ $___ – Sales Reporting User
▪ $___ – Omnibus Reconciliation User
▪ $___ – Handheld User

Additional Module Services (Monthly per user unless otherwise noted)
▪ $___ – Customer/Account Module (included with Compliance Module)
▪ $___ – Data Quality Module (only one license needed)
▪ $___ – Profile Module (only one license needed)
▪ $___ – Multiple Windows Module (only one license needed)
▪ $___ – Document Management Module (only one license needed)
▪ $___ – Coates Analytics (only one license needed)
▪ $___ – CFG Fulfillment (only one license needed)
▪ $___ – Mapping Integration Module – Google Maps (up to 10 users)
▪ $___ – RIA Monthly Load
▪ $___ – Schwab DSA Automated File Load
▪ $___ – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
▪ $___ – Schwab/Fidelity/TD Ameritrade Daily Compliance Portal Load

MARS Training
▪ $___ /day plus travel and out-of-pocket expenses if required

Software or Report Customization
▪ $___ /hour

Enhanced Support Services (Monthly fee)
▪ $___ - $___ – Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis.

Capital Advisors 6/2012

Exhibit E-1 (continued) to the Transfer Agent and Shareholder Services INFORMA ELECTRONIC SHAREHOLDER STATEMENT SERVICES FEE SCHEDULE at June, 2012

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪ Document Loading, Storage, and Access - $___ /statement
▪ Document Consent Processing, Suppression, and Notification - $___ /suppressed statement
▪ Development & Implementation of Electronic Confirm Statements - $___ initial setup fee
Note: Quarterly minimum fee of $___.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪ Document Loading, Storage, and Access - $___ /statement
▪ Document Consent Processing, Suppression, and Notification - $___ /suppressed statement
▪ Development & Implementation of Electronic Investor Statements - $___ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪ Document Loading, Storage, and Access - $___ /statement
▪ Document Consent Processing, Suppression, and Notification - $___ /suppressed statement
▪ Development & Implementation of Electronic Tax Statements - $___ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪ Document Loading, Storage, and Access
▪ Document Consent Processing, Suppression, and Notification - $___ /suppressed statement
▪ Development & Implementation of Electronic Compliance Documents - $___ initial setup fee
Note: Annual compliance minimum fee of $___.

FAN Web Transaction Fees
▪ View Consent Enrollment - $___ /transaction
▪ Consent Enrollment - $___ /transaction
▪ View Statements - $___ /view

Notes:
All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪ Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.
▪ Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.
▪ Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.
▪ Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
▪ Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements. $___ per hour.

Capital Advisors 6/2012

Exhibit E-1 (continued) to the Transfer Agent and Shareholder Services eCONNECT PLATFORM SERVICE FEE SCHEDULE at June, 2012

eCONNECT is a Web-based platform featuring global content management, product distribution services, and digital print-on-demand technology. eCONNECT is accessible from any desktop, laptop, or mobile device so you can quickly and efficiently find, use, manage, and disseminate the information you need to maintain client relationships.

System Implementation Cost
▪ $___ – Implementation of Literature Fulfillment Management System, Online Fulfillment System
       - Setup client rules, operating standards, email alerts, and inventory
       - Physical inventory conversion to USBFS platform

Monthly Service Fee
▪ $___ – Standard monthly service fee
▪ Portals are defined by a unique point of entry, navigation, and business rules

1-To-1 Electronic Marketing Delivery Fee Per Month
▪ $___ – Up to 1,000
▪ $___ – Up to 2,500
▪ $___ – Up to 5,000
▪ $___ – Up to 10,000
▪ $___ – Up to 20,000
▪ $___ – Up to 50,000
▪ $___ – Up to 100,000

Email Marketing (Message & Setup Fee Per Campaign)
▪ $___ – Up to 500
▪ $___ – Up to 1,000
▪ $___ – Up to 5,000
▪ $___ – Up to 10,000
▪ $___ – Per 1,000 over 10,000

eCONNECT Training
▪ WebEx - $___ /user
▪ On Site at USBFS - $___ /day
▪ At Client Location - $___ /day plus travel and out-of-pocket expenses if required

Specialized Programming – Cost based on project requirements.

Advisor’s Signature below acknowledges approval of the Transfer Agent fee schedules on this Exhibit E-1 for the Tactical Shares Dynamic Allocation Fund.

Capital Advisors, Inc.

By:  /s/ Keith C. Goddard

Printed Name:  Keith C. Goddard

Title: CEO                         Date: 07/09/2012

Capital Advisors 6/2012                              11